                                                                     EXHIBIT 4.1

                            CERTIFICATE OF TRUST OF
                           QUALCOMM FINANCIAL TRUST I

        THIS Certificate of Trust of QUALCOMM Financial Trust I (the "Trust"), dated February 7, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

        1. Name. The name of the business trust formed hereby is QUALCOMM Financial Trust I.

        2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

        3. Effective Date. This Certificate of Trust shall be effective on February 7, 1997.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                          WILMINGTON TRUST COMPANY,
                                          as trustee

                                          By: /s/ Debra Eberly
                                             ----------------------
                                          Name: Debra Eberly
                                          Title: Administrative Account Manager